Filed Pursuant to Rule 433

Registration Nos.: 333-210906 and

333-210906-01

**Priced** $1.275bn Nissan Floorplan (NMOTR) 2017-A & 2017-B

Joint Leads: MUFG (str), Mizuho, Societe Generale

Co-Managers: Lloyds, Scotia, TD, Wells

SERIES	AMT($MM)	WAL	MDY/FITCH	E.FNL	L.FNL	BENCH	SPREAD	COUP	PRICE
2017-A	$515.00	1.92	Aaa/AAA	4/19	4/21	1ML	31bps	1ML+31bps	100.00000
2017-B	$760.00	2.92	Aaa/AAA	4/20	4/22	1ML	43bps	1ML+43bps	100.00000

* EXP SETTLE: May 15th

* FIRST PAY DATE: June 15th

* REGISTRATION: SEC registered/Public

* ERISA: Yes

* MIN DENOMINATION: $25K x $1K

* BLOOMBERG TICKER: NMOTR 2017-A and NMOTR 2017-B

* BILL & DELIVER: MUFG

Available Information:

* Preliminary Prospectus, FWP and Supplement (Attached)

* Intex CDI file (Attached)

* Intexnet Dealname:

- NMOTR 2017-A: mitnmotr_2017-a, Password: 2U2A

- NMOTR 2017-B: mitnmotr_2017-b, Password: 4KB9

* Deal Roadshow:

https://na01.safelinks.protection.outlook.com/?url=www.dealroadshow.com&data=01%7C01%7CCMiggins%40mayerbrown.com%7C02bf5767d54e4a047e6408d49652a9a8%7C09131022b7854e6d8d42916975e51262%7C0&sdata=MJmKJcpNqeTQX53z8I6q33VuuiXl0Znva7o0dYXLogk%3D&reserved=0 , Entry Code: NMOTR17AB

CUSIPS:

NMOTR 2017-A: 65474V AM3

NMOTR 2017-B: 65474V AN1

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT https://na01.safelinks.protection.outlook.com/?url=WWW.SEC.GOV&data=01%7C01%7CCMiggins%40mayerbrown.com%7C02bf5767d54e4a047e6408d49652a9a8%7C09131022b7854e6d8d42916975e51262%7C0&sdata=GH3dio%2Bl7DnrUSXVys28mZ6SSqlz%2F4wOS7Uju0w8Upk%3D&reserved=0 . ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM MUFG SECURITIES AMERICAS INC. BY CALLING 1-877-649-6848